Exhibit 99.3

Guardian 8 to Present at LD Micro Event

SCOTTSDALE, AZ--(Marketwired - Nov 27, 2013) -  Guardian 8 Holdings (OTCQB: GRDH), parent company of Guardian 8 Corporation and a provider of enhanced non-lethal (ENL) personal security devices, today announced that it will present at the LD Micro Investor Conference on Wednesday, December 4, 2013, at 9 a.m. PST. The conference will be held at the Luxe Sunset Bel Air Hotel in Los Angeles.

"We recently closed an approximately $2 million of equity capital and we look forward to meeting the LD Micro audience to discuss our future prospects," said Guardian 8 Chairman Steve Cochennet. "We would also like to thank Merriman Capital for sponsoring this event, which is a vital nexus of financial resources for companies such as ours."

Since its inception, Guardian 8 has successfully raised nearly $5 million, which has enabled the company to launch its ENL defense product called the Pro V2. Following the production launch, the company began generating revenue in 2013 and is no longer considered to be a "development stage" company. Instructor training for the security industry began in July 2013 and the company recently debuted its product and training while at ASIS Chicago, the largest industry event of its kind in the United States.

Guardian 8 Holdings previously announced its aspirations of up-listing from over-the-counter to a major U.S. exchange. The completion of the recent capital raise is accretive towards the company's qualifications to do so.

For additional details on Guardian 8, please visit the Investor section of the Guardian 8 website.

About the LD Micro Conference

The LD Micro Conference is a three-day conference organized by LD Micro, an internet-based newsletter that provides self-directed investors information on selected public companies that in the opinion of LD Micro have great investment potential. More than two hundred institutions focused on small and micro-cap stocks are expected to attend. A record 580 people attended the 2012 event. For more information, please visit the conference website at http://ldmicro.com/sponsors//

About Guardian 8

Guardian 8 Corporation, the wholly owned operating subsidiary of publicly traded Guardian 8 Holdings (OTCQB: GRDH), is defining a new market category for personal safety and security tools: "low-impact (low-risk) enhanced non-lethal (ENL) devices." The company develops, manufactures and sells innovative personal security devices designed to deliver layered defense for low-impact de-escalation and risk mitigation. Guardian 8 is based in Scottsdale, Ariz.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the LD Micro conference; actual sales to be derived by the company; the ability of the company to meet the quantitative and qualitative listing standards of a major US stock exchange; acceptance of Guardian 8's products; Guardian 8′s and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; benefits of the G8 Pro V2 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact

Kris Kraves
Kraves PR
O: (805) 527-7733
C: (310) 849-2492
Kris@Kravespr.com

Investor Relations

Lance Beckham
Acorn Management Partners
O: (678) 368-4012
C: (404) 368-1738
lbeckham@acornmanagementpartners.com